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                                                                    EXHIBIT 23.1
                        CONSENT OF PRICE WATERHOUSE LLP
     We hereby consent to the incorporation by reference in the Proxy Statement-Prospectus constituting part of this Registration Statement on Form
S-4 of NationsBank Corporation of our report dated January 13, 1995, which appears on page 57 of the NationsBank Corporation's 1994 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Proxy Statement-Prospectus.
/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Charlotte, North Carolina
September 29, 1995